SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): February 14, 2006
                             AMERICAN SKIING COMPANY


             (Exact name of registrant as specified in its charter)



        DELAWARE                      1-13057                  04-3373730
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)


       136 HEBER AVENUE, SUITE 303
             PARK CITY, UTAH                               84060
  ----------------------------------------           -----------------
  (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (435) 615-0340

                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01. Entry into a Material Definitive Agreement

On February 14, 2006, the Company's subsidiary, Grand Summit Resort Properties, Inc. (Grand Summit), entered into a Waiver Letter (Letter Agreement) amending the Loan and Security Agreement (LSA), dated as of September 1, 1998, among Grand Summit, Textron Financial Corporation, as administrative agent and the lenders parties thereto.

The Letter Agreement generally waives any default arising from Grand Summit's failure under the LSA to reduce the outstanding principal balance of the LSA to not more than $5,000,000 as of March 31, 2006. Additionally, the Letter Agreement adjusts the lender release price for unsold inventory sold solely at the March 2006 auction to 85% of gross auction day sales price per interest sold under certain defined circumstances. Furthermore, the Letter Agreement modifies the terms of lender provided financing pursuant to the Note Purchase Agreement dated as of June 30, 2005. Finally, the Letter Agreement confirms lender's approval of 100 eighth-share fractional units to be sold on an absolute basis at the March 2006 auction.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 24, 2006
AMERICAN SKIING COMPANY




                         By:    /s/ Foster A. Stewart, Jr.
                                ----------------------------
                         Name:  Foster A. Stewart, Jr.
                         Title: Senior Vice President and General Counsel